UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On Tuesday, December 23, 2014 at 11:00 AM (Eastern Time), Harvard Apparatus Regenerative Technology, Inc. (the “Company”) is hosting a conference call with investors during which the Company will provide an update on recent events at the Company and discussed other matters relating to the business, including operations, plans and outlook (the “Investor Call”). On the Investor Call, management may take questions from the audience on any of a number of topics related to the business, including operations, plans and outlook. Investors can access the live conference call by dialing the following phone numbers: toll-free 888-466-4462, or toll/international: 719-325-2308, and referencing the pass code “3088315”.

The script for the Investor Call is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A replay of the Investor Call, including any questions and answers that may occur on the Investor Call following the scripted portion, will be available from approximately 2:00 PM (Eastern Time) on December 23, 2014 through 2:00 PM (Eastern Time) on December 30, 2014 and will be accessible by dialing toll-free 888-203-1112, or toll/international 719-457-0820, and referencing the pass code “3088315”. The replay will also be made available on the Company’s web site, www.hartregen.com.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Title
99.1	Script for Harvard Apparatus Regenerative Technology, Inc.’s December 23, 2014 Investor Call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC.
(Registrant)

December 23, 2014	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Script for Harvard Apparatus Regenerative Technology, Inc.’s December 23, 2014 Investor Call.